Exhibit 10.7

AMENDMENT TO

ZIMMER BIOMET HOLDINGS, INC.

EXECUTIVE PERFORMANCE INCENTIVE PLAN

(Effective as of May 7, 2020)

This Amendment to the Zimmer Biomet Holdings, Inc. Executive Performance Incentive Plan (the “Plan”) is hereby adopted by Zimmer Biomet Holdings, Inc. (the “Company”) effective as of May 7, 2020.

WHEREAS, the Company maintains the Plan for the benefit of a select group of eligible executives of the Company and its subsidiary and affiliated corporations;

WHEREAS the Plan was amended and restated in its entirety May 7, 2013 and then again effective June 24, 2015, and was further amended effective December 31, 2015; and

WHEREAS, the Company now desires to amend the Plan further.

NOW, THEREFORE, effective as of May 7, 2020, the Plan is hereby amended as follows:

1.	Subparagraph 12(a) is amended to read as follows:

(a)  Effective Time. The Plan became effective on May 7, 2013 upon the affirmative vote of a majority of votes cast at the 2013 annual meeting of stockholders.  The Plan was amended as of June 24, 2015 to change the name of the Plan to the Zimmer Biomet Holdings, Inc. Executive Performance Incentive Plan.  The Plan was further amended on December 31, 2015 and May 7, 2020.

2.	Subparagraph 12(b) is amended to read as follows:

(b)  Termination and Amendment.  Subject to the limitations set forth in subparagraph (c) below, the Board or its designee may at any time suspend or terminate the Plan and may amend it from time to time in such respects as the Board or its designee may deem advisable, subject to any requirements for stockholder approval imposed by applicable law.

US.127704847.01

Certified as final:

/s/ Suketu Upadhyay

Suketu Upadhyay

Executive Vice President and Chief Financial Officer

/s/ Pamela Puryear

Pamela Puryear

Senior Vice President, Chief Human Resources Officer

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